FOR IMMEDIATE RELEASE

NAT Media Contact:
Ryan Leverenz
Director, Corporate Communications
(415) 999-1418
ryan.leverenz@crailar.com

NAT Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@crailar.com

NAT Corporate Officer:
Guy Prevost
CFO
(866) 436.7869
ir@crailar.com

NATURALLY ADVANCED TECHNOLOGIES INC. COMPLETES NAME CHANGE TO CRAILAR TECHNOLOGIES INC.

Victoria, B.C., and Portland, Ore. (Oct. 31, 2012) Naturally Advanced Technologies Inc. (NAT) (TSXV: NAT) (OTCBB: NADVF)) is pleased to announce that, effective October 31, the company's name will change from Naturally Advanced Technologies Inc. to Crailar Technologies Inc.

Accordingly, and at the opening of trading on the TSX Venture Exchange on October 31, the trading symbol for the company will change from NAT to CL. The new CUSIP number will be 224248104 and the new ISIN number will be CA2242481042. It is also anticipated that the trading symbol for the company on the OTCBB will change, and the company will update its shareholders as soon as it receives its new trading symbol from FINRA evidencing the same. The share capital of the company remains unchanged.

"We have a unique opportunity to create a single technology, single brand entity platform which is a marketer's dream," said Ken Barker, CEO of Crailar Technologies. "We're happy to have quickly completed this shareholder-approved strategy to change the company name to Crailar Technologies Inc. This change gives us a redline in branding through all corporate, technology and product applications."

Concurrent with the change of name, the company will also be adopting new articles in the form approved by its shareholders at its recent annual general and special meeting, which was held on August 8, . Among other things, the new articles facilitate the use of uncertificated shares and electronic record-keeping systems currently in use worldwide and which are increasingly being adopted in Canada. In addition, and as the company intends to apply to list its common shares on a senior exchange in the U.S., it was necessary to amend its articles to increase the quorum requirement for meetings of shareholders to one-third of the outstanding shares of the company.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. Its renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

ADVISORY: This press release contains forward looking statements which may include statements concerning completion of any proposed acquisitions, capital programs, debt, funds flow from operations, and the anticipated use of the net proceeds of the Private Placement. Although NAT believes that the expectations reflected in these forward looking statements are reasonable, undue reliance should not be placed on them because NAT can give no assurance that they will prove to be correct. Since forward looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Any proposed acquisition may not be completed if required approvals or some other condition to closing is not satisfied. Accordingly, there is a risk that any proposed acquisition or offering will not be completed within the anticipated time or at all. The intended use of the net proceeds of the Private Placement by NAT might change if the board of directors of NAT determines that it would be in the best interests of NAT to deploy the proceeds for some other purpose.

The forward looking statements contained in this press release are made as of the date hereof and NAT undertakes no obligations to update publicly or revise any forward looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

The TSX Venture Exchange has neither approved nor disapproved the contents of this press release.